Minerva Surgical Reports Third Quarter 2023 Financial Results

Santa Clara, Calif. – November 13, 2023 (GLOBE NEWSWIRE) – Minerva Surgical, Inc. (Nasdaq: UTRS) (Minerva Surgical or the Company), a women's health company focused on solutions to meet the distinct uterine healthcare needs of women, today reported third quarter financial results for the period ended September 30, 2023.

Third Quarter Highlights:

•
Reported revenue of $12.0 million in the third quarter of 2023, compared with revenue of $12.6 million in the third quarter of 2022
•
Increased Symphion product revenue by 19% compared to the third quarter of 2022

“As we head into the fourth quarter of 2023, I am very pleased with the progress we have made to date in expanding the reach of our Symphion product line,” said Todd Usen, Minerva Surgical’s Chief Executive Officer. “As we look ahead, I remain confident in our ability to drive long-term growth, and continue to deliver best in class products to our surgeons and their patients.”

Third Quarter and Year-to-Date 2023 Financial Results

Revenue was $12.0 million for the third quarter of 2023, compared to $12.6 million in the third quarter of 2022 and $13.4 million in the second quarter of 2023. Despite total revenue declining 5% compared to the third quarter of 2022, Symphion product revenues continued to experience strong growth, increasing 19% compared to same period in 2023. Through the first three quarters of 2023, Symphion product revenues have increased 15% compared to the same period in 2022. While revenue for Minerva ES experienced a decline during the third quarter of 2023 compared to the same period of 2022, on a year-to-date basis, revenue for Minerva ES increased 3%.

Gross margin was 52.0% for the third quarter of 2023, decreasing from 54.1% in the same period of 2022. This reduction in gross margin compared to the third quarter of 2022 was due in part to direct cost increases on certain products from our contract manufacturers as well as a product mix shift from Genesys HTA to Symphion, which currently has a lower gross margin. While total overhead and other indirect costs of goods sold decreased in the third quarter of 2023 compared to the same period of 2022, these expenses were spread over a smaller revenue base, contributing to the decrease in the gross margin. Year-to-date 2023 gross margin of 54.5% is in line with the gross margin of 54.4% in the prior year comparable period.

Operating expenses were $12.3 million for the third quarter of 2023, compared to $17.3 million in the same period of 2022. The decrease in expense was partly attributable to a $1.1 million decrease in non-cash stock-based compensation expenses and a $1.1 million decrease in amortization charges. Absent these changes in non-cash expenses, operating expenses decreased $2.8 million compared to the third quarter of 2022. This decrease was primarily attributable to realignment of the commercial organization that was completed during the second quarter of 2023, which substantially reduced operating expenses, as well as a significant decrease in legal related expenses.

Net loss in the third quarter of 2023 was $7.2 million, compared to a net loss of $11.3 million for the same period in 2022.

Adjusted EBITDA for the third quarter of 2023 was negative $3.8 million, compared to negative $5.8 million for the same period in 2022. Despite the decrease in revenue and gross margin, the Company was able to improve Adjusted EBITDA for the third quarter of 2023 compared to the same period in 2022, due to the significant reduction in operating expenses.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin

To provide investors with additional information regarding the Company’s financial results, it has provided EBITDA and adjusted EBITDA. The Company calculates EBITDA, a non-GAAP financial measure, as net income/(loss) excluding depreciation and amortization, interest income and expense and income tax expense. The Company calculates adjusted EBITDA, a non-GAAP financial measure by further excluding non-cash items for stock-based compensation expenses and change in fair value of contingent consideration liability. EBITDA margin represents EBITDA as a percentage of revenue. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of revenue. EBITDA and Adjusted EBITDA should be viewed as measures of operating performance that are supplements to, and not substitutes for, operating income (loss), net income (loss) and other U.S. GAAP measures of income and loss.

The Company has included adjusted EBITDA in this earnings release because it is a key measure used by the Company’s management and board of directors to evaluate and compare the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. In particular, the exclusion of certain expenses in calculating adjusted EBITDA facilitates operating performance comparability across reporting periods by removing the effect of non-cash expenses and certain non-recurring variable charges. In addition, the Company believes that providing each of EBITDA and Adjusted EBITDA, together with a reconciliation of net loss to each such measure, helps investors make comparisons between Minerva Surgical and other companies that may have different capital structures, different tax rates, and/or different forms of employee compensation.

Each of EBITDA and Adjusted EBITDA is used by the Company’s management team as an additional measure of Company performance for purposes of business decision-making, including managing expenditures, and evaluating potential acquisitions. Period-to-period comparisons of EBITDA and Adjusted EBITDA help the Company’s management identify additional trends in our financial results that may not be shown solely by period-to-period comparisons of net income or income from continuing operations. Each of EBITDA and Adjusted EBITDA has inherent limitations because of the excluded items, and may not be directly comparable to similarly titled metrics used by other companies.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements may include information regarding trends and expectations for the Company’s products and technology, demand for the Company’s products, the Company’s expected financial performance, expenses, and position in the market and outlook for fiscal year 2023. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2023, as filed with the U.S. Securities and Exchange Commission (SEC) on November 13, 2023, and available at www.SEC.gov.Because forward-looking statements are inherently subject to risks and uncertainties, you should not rely on these forward-looking statements as predictions of future events. All statements other than statements of historical fact are forward-looking statements. Except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection, or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

About Minerva Surgical, Inc.

Minerva Surgical is a commercial-stage medical technology company focused on developing, manufacturing, and commercializing minimally invasive solutions to meet the distinct uterine healthcare needs of women. The Company has established a broad product line of commercially available, minimally invasive alternatives to hysterectomy, which are designed to address the most common causes of Abnormal Uterine Bleeding (AUB) in most uterine anatomies. The Minerva Surgical solutions can be used in a variety of medical treatment settings and aim to address the drawbacks associated with alternative treatment methods and to preserve the uterus by avoiding unnecessary hysterectomies.

Contact:

Media/Press: media@minervasurgical.com

Investors: investor.relations@minervasurgical.com

www.minervasurgical.com

www.AUBandMe.com

Minerva Surgical, Inc.

Condensed Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$11,965	$12,588	$37,889	$36,490
Cost of goods sold	5,747	5,775	17,254	16,619
Gross profit	6,218	6,813	20,635	19,871
Operating expenses
Sales and marketing	6,711	9,723	26,274	28,887
General and administrative	4,190	6,142	13,770	12,706
Research and development	1,413	1,456	4,655	3,985
Total operating expenses	12,314	17,321	44,699	45,578
Loss from operations	(6,096)	(10,508)	(24,064)	(25,707)
Interest income	92	42	277	70
Interest expense	(1,172)	(861)	(3,369)	(2,196)
Other expense, net	(2)	(2)	(7)	(34)
Net loss before income taxes	(7,178)	(11,329)	(27,163)	(27,867)
Income tax expense	(3)	—	(42)	—
Net loss	$(7,181)	$(11,329)	$(27,205)	$(27,867)
Net loss per share attributable to common stockholders, basic and diluted	$(0.81)	$(7.92)	$(3.49)	$(19.48)
Weighted-average common shares used in computing net loss per share, basic and diluted	8,872,998	1,430,056	7,805,772	1,430,272

Minerva Surgical, Inc.

Condensed Balance Sheets

(in thousands, except share and per share amounts)

(Unaudited)

	September 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$11,125	$6,942
Restricted cash, current	80	604
Accounts receivable, net	7,569	7,244
Inventory	18,183	16,850
Prepaid expenses and other current assets	3,045	4,479
Total current assets	40,002	36,119
Restricted cash, net of current portion	265	265
Intangible assets, net	22,326	26,778
Property and equipment, net	5,427	5,042
Operating lease right-of-use asset	3,996	270
Other non-current assets	769	426
Total assets	$72,785	$68,900
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$3,036	$2,804
Accrued compensation	3,577	3,701
Accrued liabilities	2,366	5,524
Current portion of operating lease liability	623	355
Current portion of long-term debt	11,649	1,894
Total current liabilities	21,251	14,278
Long-term debt	27,885	37,441
Operating lease liability, net of current portion	3,394	—
Total liabilities	52,530	51,719
Commitments and contingencies (Note 9)
Stockholders` equity:
Preferred stock, $0.001 par value, 15,000,000 and 5,000,000 shares authorized, and no shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	—	—
Common stock, $0.001 par value, 300,000,000 and 100,000,000 shares authorized, 8,878,582 shares and 1,490,761 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively.	9	1
Additional paid-in capital	330,953	300,837
Accumulated other comprehensive income	11	11
Accumulated deficit	(310,718)	(283,668)
Total stockholders’ equity	20,255	17,181
Total liabilities and stockholders’ equity	$72,785	$68,900

Non-GAAP Financial Measures

Adjusted EBITDA and Adjusted EBITDA Margin: The following table presents reconciliation of net loss to adjusted EBITDA for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentage figures)	2023	2022	2023	2022

Net loss	$(7,181)	$(11,329)	$(27,205)	$(27,867)
Depreciation and amortization	1,446	2,692	5,943	8,053
Interest expense, net	1,080	819	3,092	2,126
Income tax expense	3	-	42	-
EBITDA	(4,652)	(7,818)	(18,128)	(17,688)
EBITDA margin	(38.9% )	(62.1% )	(47.8% )	(48.5% )
Adjustments:
Stock-based compensation expense	833	1,977	3,205	5,176
Change in fair value of contingent consideration liability	-	-	-	(4,094)
Adjusted EBITDA	$(3,819)	$(5,841)	$(14,923)	$(16,606)
Adjusted EBITDA margin	(31.9% )	(46.4% )	(39.4% )	(45.5% )